UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2015

LEUCADIA NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2015, John Dalton accepted the position of Controller and Chief Accounting Officer of Leucadia National Corporation with a start date on or before September 15, 2015. A copy of the press release announcing the appointment is attached hereto as exhibit 99 and is incorporated herein by reference.

Mr. Dalton, age 33, was most recently the Assistant Controller and Director, Consolidations and Financial Reporting of TEGNA Inc./Gannett Co., Inc. Since 2004, Mr. Dalton has held other accounting and audit positions at TEGNA/Gannett. Mr. Dalton graduated from James Madison University, where he obtained a Bachelor of Business Administration and is a licensed CPA.

Mr. Dalton’s employment agreement with us provides for an annual salary of $350,000. We will also reimburse Mr. Dalton for the amount of forfeited compensation from his prior employer and moving expenses to cover his relocation to New York, including the sale of his Virginia house. Our agreement provides for repayment of such reimbursed amounts by Mr. Dalton in certain circumstances and does not provide for a guaranteed bonus.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is filed with this report:

Number	Exhibit

99	August 19, 2015 press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: August 19, 2015	/s/ Roland T. Kelly
Assistant Secretary and
Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

99	August 19, 2015 press release